Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated February 28, 2011 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in ProShares Trust II’s Amendment No. 2 on Form 10-K/A for the year ended December 31, 2010. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

We hereby consent to the use in this Registration Statement on Form S-1 of ProShares Trust II, of our report dated November 23, 2011 relating to the financial statements of ProShares Managed Futures Strategy, ProShares Commodity Managed Futures Strategy and ProShares Financial Managed Futures Strategy, three separate series of ProShares Trust II, which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Columbus, Ohio

February 13, 2012